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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Information" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of Staples, Inc., dated June 25, 1999, for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 4, 1999, with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report (Form 10-K) for the year ended January 30, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP

Boston, Massachusetts
June 24, 1999